Exhibit 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 7, 2017, is by and among Phoenix Parent Holdings Inc., a Delaware corporation (the “Corporation”), KKR Phoenix Aggregator L.P., a Delaware limited partnership (“KKR”), Walgreen Co., an Illinois corporation (“Walgreens” and, together with the KKR and any other stockholders of the Corporation who become party to this Agreement from time to time pursuant to the terms hereof, each a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, KKR and Walgreens are parties to that certain Stockholders’ Agreement, dated as of the date hereof, as the same may hereafter be amended, modified, restated or supplemented from time to time (the “Stockholders’ Agreement”); and

WHEREAS, the Stockholders desire to have, and the Corporation desires to grant, certain registration and other rights with respect to their Registrable Securities (each as defined below), on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.    Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Stockholders’ Agreement:

“Adverse Disclosure” shall mean public disclosure of material non-public information that, in the Board’s good faith judgment, after consultation with outside counsel to the Corporation, (i) would be required to be made in any report or Registration Statement filed with the SEC by the Corporation so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement; and (iii) the Corporation has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act; provided, however, that notwithstanding the foregoing, an Affiliate of any KKR Stockholder shall not include any portfolio company (as such term is commonly understood in the private equity industry) owned by any fund managed or advised by Kohlberg Kravis Roberts & Co. L.P. or any of its Affiliates; provided, further, that for purposes of this Agreement none of the Stockholders and shall be deemed to be an Affiliate of the Corporation or any of its Subsidiaries (or vice versa).

“Agreement” shall have the meaning set forth in the preamble hereto.

“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

“Board” shall mean the board of directors or equivalent governing body of the Corporation.

“Common Stock” means the outstanding shares of Common Stock of the Corporation following the consummation of an Initial Public Offering.

“Corporation/Holder Indemnitees” shall have the meaning set forth in Section 9(b).

“Demand Delay” shall have the meaning set forth in Section 4(c).

“Demand Notice” shall have the meaning set forth in Section 4(a).

“Demand Registration” shall have the meaning set forth in Section 4(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder, as in effect at the time.

“FINRA” shall mean the U.S. Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any U.S. federal, state, provincial, municipal, local or foreign or multinational government, governmental authority, regulatory or administrative agency, legislative body, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Holder Indemnitees” shall have the meaning set forth in Section 9(a).

“Indemnified Party” shall have the meaning set forth in Section 9(c).

“Indemnifying Party” shall have the meaning set forth in Section 9(c).

“Initial Public Offering” shall have the meaning set forth in the Stockholders Agreement.

“KKR Stockholders” means KKR and its Permitted Transferees.

“Losses” shall have the meaning set forth in Section 9(a).

“Marketed Underwritten Shelf Take-Down” shall have the meaning set forth in Section3(d)(i).

“Non-Marketed Underwritten Shelf Take-Down” shall mean any Underwritten Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down.

“Non-Principal Stockholder” means any Stockholder or other holder (whether directly or indirectly) of Registrable Securities that is not a KKR Stockholder or a Walgreens Stockholder.

“Notice” shall have the meaning set forth in Section 4(a).

“Permitted Transferee” shall have the meaning set forth in the Stockholders’ Agreement.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company,

estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.

“Piggyback Notice” shall have the meaning set forth in Section 5(a).

“Piggyback Registration” shall have the meaning set forth in Section 5(a).

“Piggyback Rights” shall have the meaning set forth in Section 6(d).

“Principal Shelf Holder” shall have the meaning set forth in Section 3(a).

“Principal Stockholder” shall mean any Stockholder that is a KKR Stockholder or a Walgreens Stockholder and holds (whether directly or indirectly through the Partnership) Registrable Securities.

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean any prospectus included in, or relating to, any Registration Statement (including any preliminary prospectus, any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act (or any similar or successor rules or regulations that may be hereafter adopted by the SEC) and any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act (or any similar or successor rules or regulations that may be hereafter adopted by the SEC))), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” shall mean the sale of shares of Common Stock to the public pursuant to an effective Registration Statement (other than Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Registrable Securities” shall mean any shares of Common Stock currently held or hereafter acquired by the Stockholders and any other securities issued with respect to (or issuable upon the conversion, exchange or exercise of any warrant, right or other security which is issued with respect to) any such shares of Common Stock by way of share split, share dividend, recapitalization, merger, exchange or similar event or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) a Registration Statement on Form S-8 (or any similar or successor form) covering such securities is effective, (iii) they are sold pursuant to Rule 144 (or any similar provision in force under the Securities Act), (iv) they shall have ceased to be outstanding or (v) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Statement” shall mean any registration statement of the Corporation under the Securities Act that permits the public offering of any of the Registrable Securities in accordance with the intended methods of distribution thereof pursuant to the provisions of this Agreement, including any related Prospectus, amendments and supplements to such registration statement or Prospectus, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Representatives” shall have the meaning set forth in Section 12(k).

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation that may be hereafter adopted by the SEC.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Stockholders” shall have the meaning set forth in the preamble hereto.

“Shelf Holder” shall have the meaning set forth in Section 3(a).

“Shelf Registration Notice” shall have the meaning set forth in Section 3(a).

“Shelf Registration Statement” shall mean a Registration Statement of the Corporation filed with the SEC on a Form S-3 (or any similar or successor form) for an offering to be made pursuant to Rule 415 under the Securities Act (or any similar or successor rule or regulation that may be hereafter adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” shall have the meaning set forth in Section 3(c).

“Shelf Take-Down1” shall mean any offering or sale of Registrable Securities by a Shelf Holder pursuant to a Shelf Registration Statement.

“Stockholders’ Agreement” shall have the meaning set forth in the recitals hereto.

“Subsidiary” means (i) any corporation or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Corporation or any direct or indirect Subsidiary of the Corporation or (ii) a partnership in which the Corporation or any direct or indirect Subsidiary of the Corporation is a general partner.

“Take-Down Notice” shall have the meaning set forth in Section 3(d)(i).

“Transfer Restriction Waiver” shall have the meaning set forth in Section 6(d).

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which securities of the Corporation are sold to an underwriter for reoffering to the public.

“Underwritten Shelf Take-Down” shall have the meaning set forth in Section 3(d)(i).

“Underwritten Shelf Take-Down Participating Holder” shall have the meaning set forth in Section 3(d)(ii).

“Underwritten Shelf Take-Down Participation Notice” shall have the meaning set forth in Section 3(d)(ii).

“Underwritten Shelf Take-Down Selling Holders” shall have the meaning set forth in Section 3(d)(ii).

“Walgreens Stockholders” means Walgreens and any of its Permitted Transferees that has become a Stockholder in accordance with the Stockholders’ Agreement.

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 (or any similar or successor rule or regulation that may be hereafter adopted by the SEC) of the Securities Act.

Section 2.    Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person owns (beneficially or of record) Registrable Securities or has a right to acquire such Registrable Securities and such Person is a Stockholder.

Section 3.    Shelf Registrations.

(a)    Filing. Upon the one-year anniversary of an Initial Public Offering (unless otherwise agreed in writing by the KKR Stockholders and the Walgreens Stockholders), subject to the Corporation’s rights under Section 3(c) and the limitations set forth in Section 3(d), the Corporation shall (i) promptly (but in any event no later than twenty (20) Business Days prior to the date such Shelf Registration Statement is declared effective) give written notice (a “Shelf Registration Notice”) of the proposed registration to all holders of Registrable Securities and (ii) use its reasonable best efforts to file with the SEC, as soon as reasonably practicable after such one-year anniversary of such Initial Public Offering, and to cause to become effective under the Securities Act as soon as practicable after the filing thereof, a Shelf Registration Statement (which Shelf Registration Statement shall be designated and filed by the Corporation as an Automatic Shelf Registration Statement if the Corporation is a Well-Known Seasoned Issuer at the time of filing such Shelf Registration Statement with the SEC) for all Registrable Securities held by the Principal Stockholders (or, if a Principal Stockholder determines to not include all of its Registrable Securities therein, such lesser amount as such Principal Stockholder shall request to the Corporation in writing), together with all or such portion of the Registrable Securities of any other holder or holders of Registrable Securities, in each case, as are specified in a written request received by the Corporation within five (5) days after such Shelf Registration Notice is given (each holder of Registrable Securities with Registrable Securities registered on such Shelf

Registration Statement from time to time, as the case may be, a “Shelf Holder” and each Principal Stockholder which is a Shelf Holder from time to time, a “Principal Shelf Holder”), provided, however, that if the Corporation is permitted by applicable Law to add selling stockholders to a Shelf Registration Statement without filing a post-effective amendment, a holder of Registrable Securities may request the inclusion of additional Registrable Securities in such Shelf Registration Statement at any time or from time to time, and the Corporation shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such holder of Registrable Securities shall be deemed a Shelf Holder. Notwithstanding anything to the contrary, in no event shall the Corporation be required to file or maintain the effectiveness of a Shelf Registration Statement pursuant to Section 3(a) at any time if Form S-3 is not available to the Corporation at such time.

(b)    Continued Effectiveness. The Corporation shall use its reasonable best efforts to keep such Shelf Registration Statement filed pursuant to Section 3(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Shelf Holders until the earlier of (i) the date as of which all Registrable Securities registered by such Shelf Registration Statement have been sold and (ii) such shorter period as agreed by each of the Principal Shelf Holders.

(c)    Suspension of Filing or Registration. If the Corporation shall furnish to the Shelf Holders a certificate signed by the chief executive officer, chief financial officer, general counsel or other equivalent senior executive officer of the Corporation stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Corporation to make an Adverse Disclosure, then the Corporation shall have a period of not more than sixty (60) days or such longer period as the KKR Stockholders and the Walgreens Stockholders shall consent to in writing, within which to delay the filing or effectiveness (but not the preparation) of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by each of the Principal Shelf Holders, the Corporation shall not be permitted to exercise more than two (2) Shelf Suspensions pursuant to this Section 3(c) and Demand Delays pursuant to Section 4(c), in the aggregate. Each Shelf Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents for the permitted duration of the Shelf Suspension or until otherwise notified by the Corporation in accordance with Section 12(k). In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Corporation shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, and (A) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act, and (B) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such number of copies of the Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Corporation agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Corporation for such registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by any of the Principal Shelf Holders.

(d)    Requests for Shelf Take-Downs.

(i)     Initiation of Shelf Take-Downs. If a Shelf Registration Statement has been filed and is effective, then each of the Principal Shelf Holders may from time to time initiate a Shelf Take-Down by delivering a notice to the Corporation (a “Take-Down Notice”) stating that it intends to effect a Shelf Take-Down that is reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 and that such Shelf Take-Down shall be subject to compliance with the requirements of this Section 3(d) (if and to the extent applicable to such Shelf Take-Down). The Take-Down Notice shall indicate whether such Shelf Take-Down will be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down”) and, with respect to any Underwritten Shelf Take-Down, whether such Underwritten Shelf Take-Down will involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters over a period of at least two days (a “Marketed Underwritten Shelf Take-Down”); provided, that any Underwritten Shelf Take-Down shall be deemed to be, for purposes of Section 4, a Demand Registration and subject to the limitations contained in Section 4.

(ii)    Underwritten Shelf Take-Downs. If such Shelf Take-Down is an Underwritten Shelf Take-Down, then the initiating Principal Shelf Holder shall also deliver the Take-Down Notice to all other Shelf Holders as far in advance of the completion of such Shelf Take-Down as shall be reasonably practicable in light of the circumstances applicable to such Shelf Take-Down and permit each such Shelf Holder to include its Registrable Securities included on such Shelf Registration Statement in the Underwritten Shelf Take-Down if such Shelf Holder notifies the initiating Principal Shelf Holder the Corporation within five (5) days after delivery of the Take-Down Notice to such Shelf Holder (in connection with any Marketed Underwritten Shelf Take-Down) or within three (3) days after delivery of the Take-Down Notice to such Shelf Holder (in connection with any Non-Marketed Underwritten Shelf Take-Down, including any Underwritten Shelf Take-Down that is structured as a “block” trade). Each such Take-Down Notice shall set forth (A) the total number of Registrable Securities expected to be offered and sold in such Underwritten Shelf Take-Down, (B) the expected plan of distribution of such Underwritten Shelf Take-Down, (C) an invitation to each other Shelf Holder to elect (such other Shelf Holders who make such an election being “Underwritten Shelf Take-Down Participating Holders” and, together with the initiating Principal Shelf Holder and all other Persons who otherwise are transferring, or have exercised a contractual or other right to transfer, Registrable Securities in connection with such Underwritten Shelf Take-Down, the “Underwritten Shelf Take-Down Selling Holders”) to include in the Underwritten Shelf Take-Down Registrable Securities held by such Underwritten Shelf Take-Down Participating Holder (on the terms set forth in this Section 3(d)) and (D) the action or actions required (including the expected timing thereof) in connection with such Underwritten Shelf Take-Down with respect to each such other Shelf Holder that elects to exercise such right (including the delivery of one or more certificates representing Registrable Securities of such other Shelf Holder to be sold in such Underwritten Shelf Take-Down). Upon delivery of such Take-Down Notice, each such other Shelf Holder may elect to sell Registrable Securities in such Underwritten Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by such initiating Principal Shelf Holder, by sending a written notice (an “Underwritten Shelf Take-Down Participation Notice”) to such initiating Principal Shelf Holder within the time period specified in such Take-Down Notice, indicating its, his or her election to sell up to the number of Registrable Securities in the Underwritten Shelf Take-Down specified by such other Shelf Holder in such Underwritten Shelf Take-Down Participation Notice (on the terms set forth in this Section 3(d)). With respect to such Underwritten Shelf Take-Down, the Corporation shall, if so requested by such initiating Principal Shelf Holder, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable. With respect to such Underwritten Shelf Take-Down (including any Marketed Underwritten Shelf Take-Down), in the event that a Shelf Holder otherwise would be entitled to participate in such Underwritten Shelf Take-Down pursuant to this Section 3(d), the right of such Shelf Holder to participate in such Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the underwriting to the extent provided herein. The Corporation shall, together with all Shelf Holders that are permitted to distribute their securities through such Underwritten Shelf Take-Down, enter into an underwriting agreement in customary form with the underwriter or underwriters selected in accordance with Section 11. In the event that, in connection with a Marketed Underwritten Shelf Take-Down, the underwriter determines that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of Registrable Securities which would otherwise be included in such take-down, the underwriter may limit the number of Registrable Securities which would otherwise be included in such Shelf Take-Down in the same manner as described in Section 4(b) with respect to a limitation of the Registrable Securities to be included in a Demand Registration. In connection with an Underwritten Shelf-Takedown that is not a “block” trade and in which both one or more KKR Stockholders and one or more Walgreens Stockholders are participating, the participating Principal Stockholders shall determine in good faith the size of proposed transaction, based on comparable precedent transactions. In connection with an Underwritten Shelf Take-Down that is a “block” trade, if the participating Principal Stockholders determine that the maximum number of shares that should be included in such offering exceeds the number of Registrable Securities which would otherwise be included in such take-down, the number of Registrable Securities shall be reduced in the same manner as described in Section 4(b) with respect to a limitation of the Registrable Securities to be included in a Demand Registration.

For the avoidance of doubt, it is understood that in order to be entitled to exercise its, his or her right to sell Registrable Securities in an Underwritten Shelf Take-Down pursuant to this Section 3(d), each Underwritten Shelf Take-Down Participating Holder must agree, on a several and not joint basis, to make the same representations, warranties, covenants, indemnities and agreements, if any, as the initiating Principal Shelf Holder agrees to make in connection with the

Underwritten Shelf Take-Down. Notwithstanding the delivery of any Take-Down Notice, all determinations as to whether to complete any Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Underwritten Shelf Take-Down shall be at the sole discretion of the initiating Principal Shelf Holder.

Section 4.    Demand Registrations.

(a)    Requests for Registration. Subject to the following paragraphs of this Section 4(a), (i) in connection with any Initial Public Offering on or prior to the fifth anniversary of the date of this Agreement, the KKR Stockholders shall have the right, by delivering or causing to be delivered a written notice to the Corporation, to require the Corporation to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the sale of a number of Registrable Securities specified by the KKR Stockholders (subject to clause (i) of the second paragraph of Section 5(a)), (ii) in connection with any Initial Public Offering following the fifth anniversary of the date of this Agreement, if KKR and Walgreens agree (each acting reasonably) on the total number of Registrable Securities to be sold by the KKR Stockholders and the Walgreens Stockholders in such Initial Public Offering, then each Principal Stockholder shall have the right, by delivering or causing to be delivered a written notice to the Corporation, to require the Corporation to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the sale of pro rata portion of such total number of Registrable Securities; provided that, for the avoidance of doubt, if KKR and Walgreens do not so agree, no Principal Stockholder shall be entitled to sell Registrable Securities in such Initial Public Offering, and (iii) following the Initial Public Offering, each Principal Stockholder shall have the right, by delivering or causing to be delivered a written notice to the Corporation, to require the Corporation to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the sale of a number of Registrable Securities specified by such Principal Stockholder, in each case on Form S-1 or any similar or successor long-form registration (“Long-Form Registrations”) or, if available, on Form S-3 or any similar or successor short-form registration (“Short-Form Registrations”) (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”); provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by any demanding Principal Stockholder and its Affiliates is reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000 (without regard to any underwriting discount or commission); provided, further, that the Corporation shall not be obligated to file a Registration Statement relating to any registration request under this Section 4(a) within a period of ninety (90) days after the effective date of any other Registration Statement relating to any registration request under this Section 4(a) (including, for this purpose, any Marketed Underwritten Shelf Take Down) (or, after the effective date of the Initial Public Offering, within a period of one hundred eighty (180) days). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 4(a), the Corporation shall use its reasonable best efforts to file with the SEC a Registration Statement as promptly as practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

Promptly (and, in any event, within five (5) days) after receipt by the Corporation of a Demand Notice in accordance with this Section 4(a), the Corporation shall give written notice

(the “Notice”) of such Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of Section 4(b), include in such registration all Registrable Securities with respect to which the Corporation received written requests for inclusion therein within ten (10) days after such Notice is given by the Corporation to such holders.

Notwithstanding anything to the contrary in this Agreement, unless otherwise consented to by the KKR Stockholders, in connection with a Demand Notice for an Initial Public Offering, the Corporation shall only be required (and permitted) to deliver any Notice or Piggyback Notice as provided in clause (i) of the second paragraph of Section 5(a).

All requests made pursuant to this Section 4 will specify the estimated number of Registrable Securities to be registered and/or, in the case of an Initial Public Offering, the estimated number of shares of Common Stock to be issued, and the intended methods of disposition thereof; provided that the requesting holder shall promptly inform the Corporation of any updates to such estimates.

The Corporation shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least one hundred eighty (180) days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Corporation or an underwriter of the Corporation pursuant to the provisions of this Agreement.

(b)    Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment Underwritten Offering, and the managing underwriter or underwriters advise the holders of such securities in writing that in their view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such firm commitment Underwritten Offering the maximum number or dollar amount of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows, unless the managing underwriter(s) require a different allocation (provided, however, that any reallocation methodology with respect to any Principal Stockholder be applied to all Principal Stockholder on a pro rata basis):

(i)    first, pro rata among the holders of Registrable Securities on the basis of the such holders’ ownership of the Registrable Securities; and

(ii)    second, the securities for which inclusion in such Demand Registration, as the case may be, was requested by the Corporation.

For purposes of the underwriter cutback set forth in this Section 4(b), all Registrable Securities held by any Stockholder shall also include any Registrable Securities held by the partners, members, shareholders or Affiliates of such holder, or the estates and family members of any such holder or such partners, members and shareholders, any trusts for the benefit of any of the foregoing Persons and, at the election of such holder or such partners, members, shareholders, trusts or Affiliates, any charitable organization, in each case to which any of the foregoing shall have been distributed, transferred or contributed Registrable Securities prior to the execution of the underwriting agreement in connection with such Underwritten Offering; provided that such distribution, transfer or contribution occurred not more than ninety (90) days prior to such execution, and such holder and other Persons shall be deemed to be a single selling holder, and any pro rata reduction (unless the managing underwriter(s) require a different allocation) with respect to such selling holder shall be based upon the aggregate amount of Registrable Securities owned by all Persons included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

(c)    Postponement of Demand Registration. The Corporation shall not be obligated to file any Registration Statement or other disclosure document pursuant to this Section 4 (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if the Corporation shall furnish to the holders requesting registration a certificate signed by the chief executive officer, chief financial officer, general counsel or other equivalent senior executive officer of the Corporation stating that the filing, effectiveness or continued use of such Registration Statement would require the Corporation to make an Adverse Disclosure, in which case the Corporation shall have a period (in each case, a “Demand Delay”) of not more than sixty (60) days or such longer period as the Principal Stockholder initiating such registration request shall consent to in writing, within which to file such Registration Statement; provided, however, that, unless consented to in writing by the KKR Stockholders and the Walgreens Stockholders, the Corporation shall not be permitted to exercise more than two (2) Demand Delays pursuant to this Section 4(c) and Shelf Suspensions pursuant to Section 3(c) in the aggregate. Each Stockholder receiving such certificate shall keep confidential the fact that a Demand Delay is in effect, the certificate referred to above and its contents for the permitted duration of the Demand Delay until otherwise notified by the Corporation, in each case in accordance with Section 12(k). If the Corporation shall so postpone the filing of a Registration Statement, the Principal Stockholder requesting such Demand Registration shall have the right to withdraw the request for registration by giving written notice to the Corporation within twenty (20) days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the holders; provided, however, that any other Principal Stockholder may elect to continue such Demand Registration as if it were the requesting Principal Stockholder (which continuation shall, for the avoidance of doubt, not require the restart of any applicable minimum notice provisions, but shall count as a Demand Registration for purposes of Section 4(e)).

(d)    Cancellation of a Demand Registration. The Principal Stockholder that requested a Demand Registration shall have the right to notify the Corporation that it has determined that the proposed offering be abandoned or withdrawn, in which event the Corporation shall abandon or withdraw the applicable Registration Statement and no Demand Registration shall be deemed to have occurred for purposes of this Section 4; provided, however, that any other Principal Stockholder may elect to continue such Demand Registration as if it were the requesting Principal Stockholder (which continuation shall, for the avoidance of doubt, not require the restart of any applicable minimum notice provisions, but shall count as a Demand Registration for purposes of Section 4(e)). For the avoidance of doubt, prior to entering into the underwriting agreement with respect to any proposed offering, any holder of Registrable Securities included in a Demand Registration may elect, in its sole discretion, to withdraw from such Demand Registration.

(e)    Number of Demand Notices. In connection with the provisions, and subject to the limitations, of this Section 4, (i) the KKR Stockholders shall have an unlimited number of Demand Notices that they are permitted to deliver (or cause to be delivered) to the Corporation hereunder and (ii) the Walgreens Stockholders shall be permitted to deliver (or cause to be delivered) to the Corporation no more than five (5) Demand Notices hereunder. Notwithstanding the foregoing, no Demand Registration shall be deemed to have occurred for purposes of this Section 4 if the Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for the period required pursuant to this Section 4, or (iii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, in which case, such requesting holder of Registrable Securities shall be entitled to an additional Demand Registration in lieu thereof.

Section 5.    Other Piggyback Registration.

(a)    Right to Piggyback. Except with respect to the filing of the Shelf Registration Statement as provided in Section 3 or a Demand Registration as provided in Section 4, if the Corporation proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Stock whether or not for sale for its own account (other than a Registration Statement (i) on Form S-4, Form S-8 or any successor forms thereto, (ii) filed solely in connection with any employee benefit or dividend reinvestment (or similar) plan, (iii) a registration pursuant to which the Corporation is offering to exchange its own securities for other securities, or (iv) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Corporation or any Subsidiary that are convertible for Common Stock and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provision) of the Securities Act may resell such notes and sell the Common Stock into which such notes may be converted, then, except to the extent otherwise provided below with respect to the Initial Public Offering, the Corporation shall give prompt written notice of such proposed filing no later than ten (10) days prior to the anticipated filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include (or cause to be included) in such Registration Statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”). Subject to Section 5(b), the Corporation shall include in each such Piggyback Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within ten (10) days after notice has been given to the applicable holder. The eligible holders of Registrable Securities shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least five (5) Business Days prior to the effective date of the Registration Statement for such Piggyback Registration. The Corporation shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) one hundred eighty (180) days after the effective date thereof and (ii) consummation of the distribution by the holders of the applicable Registrable Securities included in such Registration Statement.

Notwithstanding anything to the contrary in this Agreement, (i) in connection with a Demand Notice for an Initial Public Offering in which the KKR Stockholders are selling (or causing to be sold) Registrable Securities beneficially owned by them in such Initial Public Offering on a secondary basis, the Corporation shall be required to deliver a Piggyback Notice to all holders of Registrable Securities and in such event all holders of Registrable Securities shall have the right to participate in such offering on a pro rata basis with such KKR Stockholders, taken together (it being understood that in connection with any Initial Public Offering in which the KKR Stockholders are not selling (or causing to be sold) Registrable Securities beneficially owned by them on a secondary basis, no such Piggyback Notice need be sent), and (ii) no member of senior management of the Corporation or any of its Subsidiaries who has been provided with piggyback rights in this Section 5 shall be permitted to exercise such rights unless the KKR Stockholders are selling Registrable Securities in such transaction.

If at any time after giving a Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with such registration the Corporation shall determine for any reason not to register the securities originally intended to be included in such registration, the Corporation may, at its election, give written notice of such determination to the Stockholders and thereupon the Corporation shall be relieved of its obligation to register such Registrable Securities in connection with the registration of securities originally intended to be included in such registration, without prejudice, however, to the right of a Principal Stockholder promptly thereafter to request that such registration be continued as a registration under Section 3 to the extent permitted thereunder (which continuation shall, for the avoidance of doubt, not require the restart of any applicable minimum notice provisions, but shall count as a Demand Registration for purposes of Section 4(e)).

(b)    Priority on Piggyback Registrations. The Corporation shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the applicable holders of Registrable Securities who have submitted a Piggyback Notice in connection with such offering to include in such offering all Registrable Securities included in each holder’s Piggyback Notice on the same terms and conditions as any other shares of Common Stock, if any, of the Corporation included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering have informed the Corporation in writing that it is their good faith opinion that the total amount of securities that such holders, the Corporation and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be offered (i) for the account of holders of Registrable Securities (other than the Corporation) on a pro rata basis, based on their ownership of Registrable Securities, and (ii) for the account of all such other Persons (other than the Corporation) shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters by first reducing, or eliminating if necessary, all securities of the Corporation requested to be included by such other Persons (other than the Corporation and holders of Registrable Securities) and then, if necessary, reducing the securities requested to be included by the holders of Registrable Securities requesting such registration pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders.

Section 6.    Restrictions on Public Sale by Holders of Registrable Securities; Restrictions on the Corporation; Transfer Restriction Waiver.

(a)    Subject to Section 6(d), each Stockholder agrees, in connection with the Initial Public Offering, and each holder of Registrable Securities agrees, in connection with any Underwritten Offering made pursuant to a Registration Statement filed pursuant to Section 3, 4 or 5 (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an Underwritten Offering, not to effect any public sale or distribution of any of the Corporation’s securities (except as part of such Underwritten Offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning Common Stock or to give any Demand Notice during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such offering) and continuing for not more than: (a) with respect to the Initial Public Offering, one hundred eighty (180) days, (b) with respect to any other offering (other than a Non-Marketed Underwritten Shelf Take-Down), ninety (90) days, or (c) with respect to any Non-Marketed Underwritten Shelf Take-Down, the lesser of (i) forty-five (45) days and (ii) the date that such Non-Marketed Underwritten Shelf Take-Down is abandoned, in the case of each of clauses (a), (b) or (c) above, after the date of the final Prospectus (or final Prospectus supplement if the offering is made pursuant to a shelf registration) pursuant to which such public offering shall be made, or such lesser period as is required by the managing underwriter (which shall also apply equally to all Stockholders). Each Stockholder agrees that it will deliver to the managing underwriter or underwriters of any offering to which clause (a), (b) or (c) above is applicable a customary lock-up agreement (with customary terms, conditions and exceptions) that is in all material respects the same as the lock-up agreements delivered to the managing underwriter or underwriters by the KKR Stockholders (or in the case of any Demand Registration initiated by any Walgreens Stockholder, as the lock-up agreements delivered to the managing underwriter or underwriters by the Walgreens Stockholders) reflecting their agreement set forth in this Section 6.

(b)    Notwithstanding the foregoing, any discretionary waiver or termination of this lock-up provision or any such lock-up agreement by the Corporation (other than pursuant to Section 6(d)) or the underwriters with respect to any of the Stockholders shall apply to the other Stockholders as well, pro rata based upon the number of shares of Common Stock subject to such obligations.

(c)    The Corporation agrees, in connection with any Underwritten Offering made pursuant to a Registration Statement filed pursuant to Section 3, 4 or 5 not to effect any public sale or distribution of any Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock) (other than pursuant to a registration statement on Form S-4, Form S-8 or any successor forms thereto relating to Common Stock to be issued solely by the Corporation in connection with (i) any acquisition of another entity or business or (ii) a stock option or any other employee benefit or dividend reinvestment plan) for its own account, in the case of each of (i) and (ii), during the period beginning seven (7) days prior to the launch of the

Underwritten Offering and ending no later than the earlier of: (x) with respect to the Initial Public Offering, one hundred eighty (180) days, (y) with respect to any other offering (other than a Non-Marketed Underwritten Shelf Take-Down), ninety (90) days, or (z) with respect to any Non-Marketed Underwritten Shelf Take-Down, the lesser of (I) sixty (60) days and (II) the date that such Non-Marketed Underwritten Shelf Take-Down is abandoned, in the case of each of clauses (x), (y) or (z) above, after the date of the final Prospectus (or final Prospectus supplement if the offering is made pursuant to a shelf registration) pursuant to which such public offering shall be made, or such lesser period as is required by the managing underwriter (which shall also apply equally to all Stockholders).

(d)    Transfer Restriction Waiver; Suspension of Piggyback Rights. Notwithstanding anything herein to the contrary, in connection with any Public Offering in which a Non-Principal Stockholder’s piggyback registration rights pursuant to Section 3, 4 or 5 (the “Piggyback Rights”) would otherwise be available, the Board, in its sole discretion, may elect to waive any restrictions on Transfer contained in any stockholders agreement between such Non-Principals Stockholder and the Corporation and under Section 6(a) with respect to the number of shares of Common Stock held by such Non-Principal Stockholder that would have been subject to such Piggyback Rights in connection with such Public Offering (a “Transfer Restriction Waiver”). If the Board shall have elected to effect a Transfer Restriction Waiver with respect to a Public Offering, (A) the Non-Principal Stockholders shall not be entitled to exercise any Piggyback Rights with respect to such Public Offering, and (B) the Corporation shall (x) deliver a written notice to each Non-Principal Stockholder on or promptly following the completion of the Public Offering giving rise to the Transfer Restriction Waiver, which notice shall include the number of shares of Common Stock sold by the Principal Stockholders in such Public Offering and the number of shares of Common Stock to which the Transfer Restriction Waiver shall apply, and (y) promptly take, and cause each of its controlled Affiliates, officers, employees, agents and representatives to promptly take, all such actions as may be reasonably required in connection therewith to effectuate, or cause to be effectuated, the Transfer Restriction Waiver, including causing any applicable lock-ups or other restrictions on Transfer not to apply to the shares of Common Stock that are the subject of such Transfer Restriction Waiver and taking the actions set forth in Section 10, to the extent legally possible, with respect to such shares of Common Stock.

Section 7.    Registration Procedures. If and whenever the Corporation is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3, 4 or 5, the Corporation shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Corporation shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)    prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Corporation in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Corporation shall furnish or otherwise make available to the Principal Stockholder that hold

Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Corporation’s books and records, officers, accountants and other advisors. The Corporation shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities held by the Principal Stockholder covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Corporation, such filing is necessary to comply with applicable Law;

(b)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar or successor rule or regulation then in force) under the Securities Act;

(c)    notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Corporation has reason to believe that the representations and warranties of the Corporation contained in any agreement (including any underwriting agreement) contemplated by Section 7(o) below cease to be true and correct, (v) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Corporation has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)    use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(e)    if requested by the managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Corporation has received such request; provided, however, that the Corporation shall not be required to take any actions under this Section 7(e) that are not, in the opinion of counsel for the Corporation, in compliance with applicable Law;

(f)    furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter); provided that the Corporation may furnish or make available any such documents in electronic format;

(g)    deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Corporation may furnish or make available any such documents in electronic format; and the Corporation, subject to the last paragraph of this Section 7, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(h)    prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such

Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(i)    cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) or issuance of Registrable Securities in book-entry form (not being subject to any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten (10) Business Days prior to having to issue the securities;

(j)    use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Corporation will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(k)    upon the occurrence of, and its knowledge of, any event contemplated by Section 7(c)(vi), promptly prepare and file with the SEC a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l)    prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(m)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement and, if applicable, provide for a custodian for such Registrable Securities and enter into any agreements with respect thereto;

(n)    use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement (or, if such registration is an Initial Public Offering, use its reasonable best efforts to cause such Registrable Securities to be so listed within one (1) Business Day following the effectiveness of such Registration Statement);

(o)    enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities held by the Principal Stockholders that are being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Corporation and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling holders of such Registrable Securities opinions of counsel to the Corporation and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates or bring-downs thereof from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any Subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with Underwritten Offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 9 with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by each Principal Stockholder and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 7(o)(i) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(p)    make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Corporation and its Subsidiaries, and cause the officers, directors and employees of the Corporation and its Subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons in accordance with Section 12(k) and no such information shall be used by such Persons as the basis for any market transactions in securities of the Corporation or its Subsidiaries in violation of Law;

(q)    cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in “road shows”) taking into account the Corporation’s reasonable business needs;

(r)    cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(s)    use reasonable best efforts to take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

The Corporation may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Corporation in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Corporation may, from time to time, reasonably request in writing and the Corporation may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement or Prospectus that, upon receipt of any written notice from the Corporation of the happening of any event of the kind described in Section 7(c)(ii), 7(c)(iii), 7(c)(iv) or 7(c)(v), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(k), or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Sections 3, 4 and 5 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

Section 8.    Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Corporation, including (i) all registration and filing fees (including fees and expenses with respect to (A) filings required to be made with the SEC and FINRA, including any reasonable and documented fees and disbursements of counsel for the underwriters in connection with such FINRA filings and the review thereof by FINRA, and (B) qualification or compliance with securities or “blue sky” laws, including any fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 7(h)), (ii) typesetting, filing and printing expenses (including, if applicable, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Corporation and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Corporation, (iv) fees and disbursements of counsel for the Corporation, (v) expenses of the Corporation incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 7(o)(iii) (including the expenses of any “cold comfort” letters required by this Agreement) and any other Persons, including special experts retained by the Corporation, (vii) fees and disbursements of any transfer agent, registrar, custodian or depositary, and (viii) fees and disbursements of one (1) counsel for the KKR Stockholders and any other holders whose Registrable Securities are included in a Registration Statement, which counsel shall be selected (x) by the KKR Stockholders in connection with the Initial Public Offering or if the KKR Stockholder is making the Demand Registration or Shelf Take-Down request, (y) by the Walgreens Stockholder if the Walgreens Stockholder is making the Demand Registration or Shelf Take-Down request or (z) otherwise, by holders of a majority of the Registrable Securities being sold in connection with such offering, and which shall, in each case, be borne by the Corporation whether or not any Registration Statement is filed or becomes effective. In addition, the Corporation shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Corporation are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Corporation.

The Corporation shall not be required to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in Section 8(i) and Section 8(viii)), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Corporation), (iii) any transfer taxes or (iv) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Corporation pursuant to the first paragraph of this Section 8.

Section 9.    Indemnification.

(a)    Indemnification by the Corporation. The Corporation shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by Law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, affiliates, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling Person, each underwriter, if any, the officers, directors, partners, members, managers, shareholders, affiliates, accountants, attorneys, agents and employees of such underwriter and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages (including punitive and exemplary damages), liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses (including interest, assessments, and other charges in connection therewith and disbursements of professional advisors), judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, any amendment (including any post-effective amendment) or supplement to any Registration Statement or Prospectus, any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or any other offering document (including any related notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Corporation of the Securities Act or of the Exchange Act, or any violation by the Corporation of this Agreement, and will reimburse each Holder Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss or Proceeding, provided that the Corporation will not be liable to any Holder Indemnitee in any such case to the extent that any such Loss or Proceeding arises out of or is based on any untrue statement or omission by such Holder Indemnitee or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus or other offering document in reliance upon and in conformity with written information furnished to the Corporation by such Holder Indemnitee or underwriter expressly for inclusion in such Registration Statement, Prospectus or other offering document. It is agreed that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such Loss or Proceeding if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld, conditioned or delayed). Such indemnity agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee and shall survive the Transfer of Registrable Securities by any such Holder Indemnitee.

(b)    Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities includes Registrable Securities, such holder of Registrable Securities agrees to indemnify, to the fullest extent permitted by Law, severally and not jointly, the Corporation, each other holder of Registrable Securities which includes Registrable Securities in such Registration Statement, their respective directors, managers and officers and each Person who controls the Corporation and such holders (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (collectively, “Corporation/Holder Indemnitees”), from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, or other offering document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each

Corporation/Holder Indemnitee for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss or Proceeding, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, or other offering document in reliance upon and in conformity with written information furnished to the Corporation by such Corporation/Holder Indemnitee expressly for inclusion in such Registration Statement, Prospectus or other offering document; provided, however, that the obligations of such Corporation/Holder Indemnitee hereunder shall not apply to amounts paid in settlement of any such Losses or Proceedings if such settlement is effected without the consent of such Corporation/Holder Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed); and provided, further, that the liability of each selling holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities giving rise to such indemnification obligation. In addition, insofar as the foregoing indemnity relates to any such untrue statement or omission made in a preliminary Prospectus but eliminated or remedied in an amended or supplemented preliminary Prospectus on file with the SEC at the time the Registration Statement becomes effective, or in any amendment or supplement thereto at or prior to the pricing of the sale of the Registrable Securities giving rise to the indemnification obligation, and such new preliminary Prospectus or amendment or supplement thereto is delivered to the underwriter, the indemnity agreement in this Section 9(b) shall not inure to the benefit of any Person if a copy of such amended or supplemented preliminary Prospectus was not furnished to the Person asserting the Loss at or prior to the pricing of the sale of the Registrable Securities giving rise to the indemnification obligation.

(c)    Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except (and only) to the extent that the Indemnifying Party has been prejudiced in defending the claim as a result of such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and Indemnifying Parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to the Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party, in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (in addition to appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. If, and so long as, the defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or that includes any admission of fault or culpability of such Indemnified Party.

(d)    Contribution. If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect (i) the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses and (ii) any other relevant equitable considerations. For purposes of this Section 9(d), the relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), an Indemnifying Party that is a holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds to the Indemnifying Party from the sale of the Registrable Securities sold in a transaction that resulted in Losses in respect of which contribution is sought in such proceeding pursuant to this Section 9(d), exceed the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (including as a result of any indemnification obligation hereunder). No person finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)    The indemnity and contribution agreements contained in this Section 9 are in addition to any other liability that the Indemnifying Parties may otherwise have to the Indemnified Parties; provided that in no event shall any holder of Registrable Securities be liable to any Indemnified Parties with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any Registration Statement, Prospectus or other offering document for any amount in excess of the amount by which the net proceeds to the Indemnifying Party from the sale of the Registrable Securities sold in the transaction that resulted in any liability, exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (including as a result of any indemnification or contribution obligation hereunder). Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 10.    Rule 144; Restriction Removal.

(a)    At all times after the effective date of the first Registration Statement filed by the Corporation under the Securities Act or the Exchange Act, the Corporation shall (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, (ii) furnish to each holder of Registrable Securities forthwith upon written request, (x) a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Corporation, and (z) such other reports and documents so filed by the Corporation as such holder may reasonably request in availing itself of Rule 144, and (iii) take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the Corporation shall deliver to such holder a written statement as to whether it has complied with such requirements.

(b)    The Corporation shall, promptly upon the request of any holder of Registrable Securities (and, to the extent necessary, the delivery of such Registrable Securities to the transfer agent therefor), cause any legend or stop-transfer instructions with respect to restrictions on transfer under the Securities Act of such Registrable Securities to be removed or otherwise eliminated (including the delivery of any opinion or instructions to the transfer agent as may be required by such transfer agent for transfer of any Registrable Securities) if (i) such Registrable Securities are registered pursuant to an effective Registration Statement, (ii) in connection with a sale transaction, such holder provides the Corporation with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Registrable Securities may be made without registration under the Securities Act, (iii) such holder provides the Corporation reasonable assurances that the Registrable Securities have been or are being sold pursuant to, or can then be sold by such holder without restriction or limitation under, Rule 144, or (iv) such holder certifies in writing that such holder is not an Affiliate of the Corporation and either (A) a holding period (determined as provided in Rule 144(d)) of at least six months has elapsed since the acquisition of such Registrable Securities from the Corporation or an Affiliate of the Corporation and such holder will only sell the Registrable Securities in accordance with Rule 144 (including, as applicable, the public information requirement thereof) or pursuant to an effective Registration Statement, or (B) a holding period (determined as provided in Rule 144(d)) of at least one year has elapsed since the acquisition of such Registrable Securities from the Corporation or an Affiliate of the Corporation. The Corporation shall be responsible for the fees and expenses of its transfer agent and The Depository Trust Corporation associated with the issuance of the Registrable Securities to the Stockholder and any legend or stop-transfer instruction removal or elimination in accordance herewith.

(c)    The foregoing provisions of this Section 10 are not intended to modify or otherwise affect any restrictions on Transfers of securities contained in the Stockholders’ Agreement or any other stockholders agreement between the holder and the Corporation.

Section 11.    Underwritten Registrations. In connection with any Underwritten Offering, the underwriter or underwriters shall be selected by (i) with respect to any Demand Registration, the Principal Stockholders delivering the Demand Notice with respect thereto, which selection shall be subject to approval by the Corporation, not to be unreasonably withheld, conditioned or delayed, (ii) with respect to any Underwritten Shelf Take-Down, the initiating Principal Stockholder that delivers the Take-Down Notice, which selection shall be subject to approval by the Corporation, not to be unreasonably withheld, conditioned or delayed, and (iii) with respect to any other offering, including any Piggyback Registration (other than an Initial Public Offering), the Corporation.

No Person may participate in any Underwritten Registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by a Registration Statement on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents required under the terms of such underwriting arrangements, provided that such Person shall not be required to make any representations or warranties other than those related to title and ownership of such Person’s Registrable Securities being sold and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation or the managing underwriters, if any, by such Person specifically for use therein.

Section 12.    Miscellaneous.

(a)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of each of the Corporation and a majority of Registrable Securities held by the Principal Stockholders; provided, however, that (i) any amendment, modification, supplement, waiver or consent to departures from the provisions of this Agreement that would adversely affect the rights (economic or otherwise) hereunder of the Walgreens Stockholders (in their capacities as Stockholders) in a manner that is disproportionate as compared to the KKR Stockholders (in their capacities as Stockholders), shall not be effective as to such Walgreens Stockholders, without the prior written consent of the holders of a majority of the Registrable Securities held by such Walgreens Stockholders, and (ii) any amendment, modification, supplement, waiver or consent to departures from the provisions of this Agreement that would adversely affect the rights (economic or otherwise) hereunder of any one or more Stockholders (in their capacities as Stockholders) in a manner that is disproportionate as compared to the KKR Stockholders (in their capacities as Stockholders), shall not be effective as to such Stockholder(s), without the prior written consent of the holders of a majority of the Registrable Securities held by such non-KKR Stockholders(s). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(b)    Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, sent via email or facsimile and receipt thereof has been confirmed in writing (including by return e-mail other than by an automated reply), or mailed by nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties): (i) if to the Corporation, to the address of its principal executive offices, and (ii) if to any Stockholder, at such Stockholder’s address as set forth on the records of the Corporation. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by email or facsimile, be deemed received on the first Business Day following written confirmation of receipt; and shall, if delivered by nationally recognized overnight delivery service, be deemed received the first Business Day after being sent.

(c)    Successors and Assigns; Stockholder Status. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including the Corporation and subsequent holders of Registrable Securities acquired, directly or indirectly, from the Stockholders; provided, however, that such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Corporation an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the Corporation) promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Stockholder for purposes of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained, except that the Holder Indemnitees and Corporation/Holder Indemnitees shall be express third-party beneficiaries of and have the right to enforce Section 9.

(d)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)    Headings; Construction. The Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise: (i) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (ii) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,”; (iii) references to Sections and paragraphs refer to Sections and paragraphs of this Agreement; and (iv) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular subdivision unless expressly so limited. The terms “dollars” and “$” shall mean United States dollars. Except as otherwise set forth herein, securities exercisable, exchangeable or convertible into any other securities shall not be deemed as “outstanding” securities of the type into which they are exercisable, exchangeable or convertible for any purposes in this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

(f)    Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

(g)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)    Entire Agreement. This Agreement, the Stockholders’ Agreement and any stockholders agreements between the Non-Principals Stockholders and the Corporation are intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein, with respect to the registration rights granted by the Corporation with respect to Registrable Securities. This Agreement, together with the Stockholders’ Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(i)    Securities Held by the Corporation or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Corporation or its Subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(j)    Specific Performance. The parties hereto recognize and agree that money damages would be insufficient to compensate the holders of any Registrable Securities for breaches by the Corporation of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach, in addition to any other remedies available to the holders of any Registrable Securities at law or in equity.

(k)    Confidentiality. In furtherance of and not in limitation of any other similar agreement such Person may have with the Corporation or any of their respective Subsidiaries, each Shelf Holder, Stockholder and Person referred to in Section 7(p) shall keep the information referred to in Section 3(c), Section 4(c) and Section 7(p), respectively, confidential and shall not disclose such information in any manner whatsoever, except such information may be disclosed (i) by such Person to its Affiliates and its and their respective directors, managers, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors of such Shelf Holder or its Affiliates) and each Person that is a limited partnership or limited liability company may disclose such Confidential Information to any former partners or members who retained an economic interest in such Person, and to any current or prospective partner, limited partner, member, general partner or management company of such Person (or any employee, attorney, accountant, consultant, banker or financial advisor or representative of any of the foregoing) (collectively, “Representatives”) who need to know such information and are obligated to keep it confidential; (ii) by such Person to the extent required in order to comply with reporting obligations to its current or prospective limited partners or members, or former partners or members who retained an economic interest in such Person, in each case who have agreed to keep such information confidential; (iii) by such Person to the extent that such Person or its Representative has received advice from its counsel (which may be in-house counsel) that it is legally compelled to disclose such information or is required to do so to comply with applicable Law or legal process or government agency or self-regulatory body request; provided that prior to making such disclosure, such Person or Representative, as the case may be, uses commercially reasonable efforts to preserve the confidentiality of such information to the extent permitted by Law, including consulting with the Corporation regarding such disclosure and, if reasonably requested by the Corporation, assisting the Corporation, at the Corporation’s expense, in seeking a protective order to prevent the requested disclosure; provided, however, that, in no event, shall any such Person be required to directly initiate or participate in any legal proceeding in connection with such efforts; provided, further, that such Person or Representative, as the case may be, discloses only that portion of such information as is, based on the advice of its counsel, legally required to be disclosed; (iv) by any Person or its Representative in connection with an audit or an ordinary course examination by a regulator, bank examiner or self-regulatory organization with regulatory oversight over such Person or Representative, provided that such audit or examination is not specifically directed at the Corporation, any of its Subsidiaries or such information; (v) to the extent such information becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Person or its Representative and (vi) to a court in connection with any dispute resolution process with respect to any dispute arising among the parties to this Agreement in connection with this Agreement, any other agreement contemplated hereby or entered into hereafter in connection herewith, or the transactions contemplated thereby; provided, however, that such Person making such disclosure in such judicial proceeding shall exercise commercially reasonable efforts to ensure that confidential treatment will be accorded to the disclosed information.

(l)    Term. This Agreement shall terminate with respect to a Stockholder on the date on which such Stockholder ceases to beneficially own any Registrable Securities. Notwithstanding any termination of this Agreement with respect to a Stockholder, (i) such Stockholder’s rights and obligations pursuant to Section 9, as well as the Corporation’s obligations to pay expenses pursuant to Section 8, shall survive with respect to any Registration Statement in which any Registrable Securities of such Stockholder were included and (ii) this Section 12 shall survive any such termination. For the avoidance of doubt, any underwriter lock-up agreement that a Stockholder has executed prior to a Stockholder’s termination in accordance with this clause shall remain in effect in accordance with its terms.

(m)    Consent to Jurisdiction. (e) In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the exclusive jurisdiction and venue of any United States District Court located in the State of Delaware, or of the Court of Chancery of the State of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 12(b). EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(n)    Consents, Approvals and Actions.

(i)    If any consent, approval or action of any KKR Stockholder or Walgreens Stockholder is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Registrable Securities beneficially owned by the KKR Stockholders or Walgreens Stockholders, as applicable, at such time provide such consent, approval or action in writing at such time.

(ii)    Except as otherwise expressly provided in this Agreement, if any consent, approval or action of the Principal Stockholders (as a group taken together and not individually) is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Registrable Securities beneficially owned by the Principal Stockholders at such time provide such consent, approval or action in writing at such time.

(iii)    Except as otherwise expressly provided in this Agreement, if any consent, approval or action of the Stockholders (as a group taken together and not individually) is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Registrable Securities beneficially owned by the Stockholders at such time provide such consent, approval or action in writing at such time.

(o)    No Inconsistent Agreements. The Corporation shall not hereafter enter into any agreement with respect to the securities of the Corporation that is inconsistent in any material respects with, or would otherwise materially prejudice, the rights granted to the Principal Stockholders in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Phoenix Parent Holdings Inc.

By:	/s/ Max C. Lin
	Name:	Max C. Lin
	Title:	Vice President and Secretary

[Signature Page to Registration Rights Agreement]

STOCKHOLDERS:

KKR Phoenix Aggregator L.P.

By: KKR Phoenix Aggregator GP LLC

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Vice President

[Signature Page to Registration Rights Agreement]

Walgreen Co.

By:	/s/ Mark E. Vainisi
	Name:	Mark E. Vainisi
	Title:	SVP, WBA M&A

[Signature Page to Registration Rights Agreement]

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this      day of             , 20    , by and between                      (the “New Stockholder”) and [                    ] (the “Corporation”), pursuant to a Registration Rights Agreement dated as of December 7, 2017 (as the same may be amended through the date hereof, the “Agreement”), by and among the Corporation and the Stockholders. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Corporation has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and

WHEREAS, the New Stockholder has acquired Registrable Securities directly or indirectly from a Stockholder; and

WHEREAS, the Corporation and the Stockholders have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Stockholder to the Agreement to the same extent as if it were an original party thereto.

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Stockholder acknowledges that it has received and read the Agreement and that the New Stockholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a Stockholder thereunder.

New Stockholder

Name:

Address:

Exhibit A-1

AGREED TO on behalf of [                    ] pursuant to Section 12(c) of the Agreement.

[ ]

By:

Printed Name and Title

Exhibit A-2